UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

Pareteum Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
1185 Avenue of the Americas, 2nd Floor
New York, NY 10036
 (Address of principal executive offices) (Zip Code)

(646) 975-0400
(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

Forbearance Agreement

On May 24, 2020, Pareteum Corporation (the “Company”) entered into a new Forbearance Agreement, dated as of May 20, 2021 (the “Forbearance Agreement”), with High Trail Investments SA LLC (“HT”), the holder of (i) that certain Senior Secured Convertible Note due 2025, dated as of June 8, 2020, issued by the Company (the “High Trail Note”) and (ii) that certain Warrant to Purchase Common Stock, dated June 8, 2020 (the “High Trail Warrant”), issued by the Company. HT and the Company are also party to that certain Securities Purchase Agreement, dated June 8, 2020 (the “High Trail SPA”), under which the High Trail Note and Warrant were originally sold. The terms of the Company’s previous Forbearance Agreement with HT, dated as of November 30, 2020, expired on March 31, 2021.

Under the terms of the Forbearance Agreement, the Company admitted that it was in default of several obligations under the High Trail Note and the High Trail SPA, including as a result of:

•the Company’s failure to have caused either (i) the conversion or exchange of all shares of the Series C Preferred Stock into shares of the Company's common stock ("Common Stock") or (ii) the extension of any mandatory redemption date, final maturity date or other applicable repurchase obligation with respect to such Series C Preferred Stock by the October 1, 2020 deadline required under the High Trail Note;
•(x) the Company’s failure to have obtained the approval of its stockholders of the issuance of the shares of Common Stock underling the High Trail Note and the High Trail Warrant by October 31, 2020, as required by the High Trail Note and the High Trail SPA;
•the Company’s failure to have timely filed all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, as required by the High Trail SPA and the High Trail Note;
•the suspension from trading and failure of the Common Stock to be listed for trading on an eligible national securities exchange for a period of three consecutive trading days, as prohibited by the High Trail Note;
•the Company’s failure to have filed restated financial statements with the Commission for (A) the fiscal year ended December 31, 2018, (B) the quarter ended March 31, 2019 and (C) the quarter ended June 30, 2019, in each case on or prior to the October 31, 2020 deadline under the High Trail Note;
•the Company’s failure to have provided notice of the above and other events of default under the High Trail Note, the High Trail Warrant and the High Trail SPA; and
•the Company’s failure to have maintained the minimum liquidity required by the High Trail Note since HT’s foreclosure on $6 million previously maintained in a blocked account.

HT acknowledged such defaults and agreed not to exercise any right or remedy under the High Trail Note, the High Trail SPA, the High Trail Warrant or the related security documents (collectively, the “Transaction Documents”), including its right to accelerate the aggregate amount outstanding under the High Trail Note, its right to exercise any remedy with respect to any Company assets securing the Company’s obligations under the Transaction Documents and its right to bring legal proceedings against the Company under the Transaction Documents, until the earlier of May 31, 2020 or any later date to which such date may be extended (the “Outside Date”), and the date of any new event of default or initiation of any action by the Company to invalidate any of the representations and warranties made in the Forbearance Agreement. The Outside Date automatically extends for successive two-week periods unless on or before the then-applicable Outside Date HT provides notice that the Outside Date is not being extended.

As partial consideration for its agreement not to exercise any right or remedy under the Transaction Documents, HT and the Company agreed to make certain changes to the Transaction Documents. In this regard, the parties agreed to amend the “Event of Default Acceleration Amount” definition in the High Trail Note so that the amount due and payable by the Company on account of an event of default would be an amount in cash equal to 125% of the then-outstanding principal and accrued and unpaid interest under the High Trail Note. This represents an increase from 120% of the then-outstanding principal and accrued and unpaid interest, and removes the market-price-based alternative for such acceleration amount.

Additionally, the parties also agreed that the principal amount outstanding under the High Trail Note would be increased by certain paid-in-kind amounts in full satisfaction of the Company’s obligation to make payments of interest to HT on each of April 1, 2021 and May 1, 2021, which amounts were not paid by the Company in cash or Common Stock. In consideration of HT’s agreement to enter into the Forbearance Agreement and agree to the amendments to the High Trail Note, the Company agreed to pay HT a fee in the amount of $1.5 million. Accordingly, following these increases in the principal amount payable, but applying against the outstanding principal and such fee the $6 million previously maintained in certain blocked against that was foreclosed upon by HT, the total amount of principal outstanding under the High Trail Note as of the date of the Forbearance Agreement was approximately $13.454 million.

The foregoing description is qualified in its entirety by the terms of the Forbearance Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Promissory Notes
On May 24, 2021, the “Company entered into a Securities Purchase Agreement, dated as of May 20, 2021 (the “Purchase Agreement”), with an initial individual investor and other investors as may become party thereto from time to time (collectively, the “Purchasers”) providing for the issuance and sale by the Company of up to $5 million aggregate principal amount of Promissory Notes due 2021 (the “Notes”) and warrants (the “Warrants”) to purchase up to 2,916,667 shares of its common stock (“Common Stock”). The Notes and accompanying Warrants may be sold from time to time to one or more Purchasers under the terms of the Purchase Agreement. On May 24, 2021, the Company closed on the sale of Notes in the aggregate principal amount of approximately $1.44 million and Warrants to purchase 840,000 shares of Common Stock under the Purchase Agreement for an aggregate purchase price of $1.20 million.

The Notes are unsecured obligations of the Company that rank junior to the High Trail Note and other senior secured indebtedness of the Company. The Notes provide that the Company must repay the principal amount outstanding and accrued and unpaid interest under the Notes in full on the maturity date. The maturity date of the Notes issued in the first closing is August 4, 2021. The rate of interest under the Notes is 4% per annum; provided that if an event of default occurs and the applicable Purchaser delivers notice thereof, interest will accrue at 18% per annum. Interest on the Notes issued at the first closing is deemed to have accrued at the stated rate of 4% per annum from May 4, 2021.

In the event that the Company is prohibited from paying the principal and accrued interest in cash to the holder(s) of the Notes on the maturity date by the operation of the instruments and agreements governing the Company’s senior indebtedness or the intercreditor agreement with the holder of the High Trail Note, or if the Company has insufficient cash on hand, then the Company will issue shares of Common Stock in full satisfaction of the obligations under the Note. The number of shares issuable in such circumstance will be determined by dividing the amount of outstanding principal and accrued interest under the Notes by a conversion price of $0.37.

Subject to an intercreditor agreement with the holder of the High Trail Note, upon notice by the Company, the Company may elect to redeem all or a portion of the then-outstanding principal amount outstanding under the Notes. The redemption price payable by the Company in such circumstance is the amount of outstanding unpaid principal together with all accrued and unpaid interest. The Company has agreed with the holder of the High Trail Note to make such election at the request of the such holder in connection with any debt or equity financing provided by such holder in an amount sufficient to satisfy the outstanding amounts.

The Notes impose certain customary affirmative and negative covenants upon the Company, as well as covenants requiring that (i) payments under the Notes rank equal to other notes, except for indebtedness under the High Trail Note and the other senior secured indebebtedness of the Company, and equal to all other unsecured indebtedness of the Company, and (ii) restrict the declaration of any dividends or other distributions. The Notes contain customary events of default.

The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes.

The foregoing description is qualified in its entirety by the terms of the Notes, a form of which is incorporated herein by reference and attached hereto as Exhibit 10.2.

    Securities Purchase Agreement

On May 24, 2021, the Company entered into the Purchase Agreement, dated as of May 20, 2021, with the initial Purchaser thereunder that provides for the purchase by such Purchaser, and any other purchasers from time to time party thereto, of the Notes and Warrants. The Purchase Agreement provides that Notes and Warrants may be sold by the Company in multiple closings and contains customary representations and warranties, including representations from the Purchaser regarding its status as an “accredited investor” and its investment purpose, and representations from the Company regarding its organization, authorization to enter into the transaction, ability to conduct its business, absence of conflicts and compliance with law, among other things.

The Purchase Agreement includes a number of customary covenants with which the Company must comply, including covenants that require the Company to, among other things, use the proceeds of the sale of the Notes and Warrants for general corporate purposes and keep reserved a number of shares of Common Stock equal to the number issuable upon conversion of the Notes and exercise of the Warrants.

There is no material relationship between the Company or its affiliates, on the one hand, and the initial Purchaser, on the other hand, other than in respect of the Purchase Agreement, the Notes and the Warrants, except that the initial Purchaser beneficially owns other securities of the Company. The foregoing description is qualified in its entirety by the terms of the Purchase Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.3.

Warrant

The Purchase Agreement provides for the issuance, from time to time, of Warrants to purchase up to 2,916,667 shares of Common Stock. The number of shares of Common Stock issuable upon exercise of each Warrant held by a Purchaser is determined by multiplying 0.5833333 by the dollar value of the principal amount of the Notes purchased by such Purchaser. Each Warrant entitles the holder to purchase the applicable shares of Common Stock at an exercise price of $0.37 per share. The Warrants are immediately exercisable by the holders, in whole or in part, at any time, and from time to time, until the fifth anniversary of the date of issuance. The terms of the Warrants provide that the exercise price of the Warrant, and the number of shares of common stock for which the Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of common stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications.

The foregoing description is qualified in its entirety by the terms of the Warrants, a form of which is incorporated herein by reference and attached hereto as Exhibit 10.4.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 hereof under the subheading “Promissory Notes” is incorporated by reference into this Item 2.03.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information concerning the default under the High Trail Note and the High Trail SPA described under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.04 by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

At the initial closing under the Purchase Agreement, the Company sold $1.44 million aggregate principal amount of the Notes and Warrants to purchase 840,000 shares of Common Stock to the initial Purchaser in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the initial Purchaser in the Purchase Agreement that he is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Notes and Warrant are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of any federal or state securities laws. The Purchase Agreement provides that each subsequent purchaser of Notes and Warrants under the Purchase Agreement will become party to the Purchase Agreement by joinder, and will make the same representations as to such purchaser’s status as an “accredited investor” and its investment purposes.

The information contained under the subheadings “Promissory Notes,” Securities Purchase Agreement” and “Warrant” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statement and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Forbearance Agreement, dated as of May 20, 2021, between Pareteum Corporation and HT Investments SA LLC
10.2	Form of Promissory Note due 2021 made by Pareteum Corporation
10.3	Securities Purchase Agreement, dated as of May 20, 2021, between Pareteum Corporation and the purchasers party thereto
10.4	Form of Warrant to Purchase Common Stock, issued by Pareteum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: May 25, 2021	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer